UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

STRONGBRIDGE BIOPHARMA plc

(Exact name of registrant as specified in its charter)

Ireland (State or other jurisdiction of incorporation)	001-37569 (Commission File Number)	98-1275166 (I.R.S. Employer Identification No.)

900 Northbrook Drive Suite 200 Trevose, PA (Address of principal executive offices)	19053 (Zip Code)

Registrant’s telephone number, including area code: (610)254-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                            ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07    Submission of Matters to a Vote of Security Holders

On May 15, 2018, Strongbridge Biopharma plc (the “Company”) held its Annual General Meeting of Shareholders (“AGM”) in Dublin, Ireland.  Described below are the matters voted upon at the AGM and the number of votes for and against, abstentions and broker non-votes, as applicable.

Proposal No. 1 — Re-election of Class III Directors - approved.  Each of the Class III directors elected at the AGM will serve a three-year term until the conclusion of the Company’s 2021 annual general meeting and until such time as their successors are duly elected and qualified.

	Votes For	Votes Against	Abstain	Broker Non- Votes
Matthew Pauls	24,537,629	50,301	1,600	11,362,650
Garheng Kong	22,577,554	2,009,376	2,600	11,362,650

Proposal No. 2 — Ratification of Selection of Auditors and Authorization to Determine the Remuneration of the Auditors — approved.    Shareholders were asked to vote to ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 and to authorize, in a binding vote, the board of directors, acting through its Audit Committee, to determine Ernst & Young’s remuneration.

Votes
For	35,937,590
Against	11,768
Abstain	2,822

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRONGBRIDGE BIOPHARMA PLC

	By:	/s/ A. Brian Davis
	Name:	A. Brian Davis
	Title:	Chief Financial Officer

Date: May 17, 2018